UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 5, 2026

Fermi Inc.

(Exact name of registrant as specified in its charter)

Texas	001-42888	33-3560468
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

620 S. Taylor St., Suite 301 Amarillo, TX	79101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 894-7855

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	FRMI	The Nasdaq Stock Market LLC
Common Stock, $0.001 par value	FRMI	The London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01 Regulation FD.

On May 5, 2026, Fermi Inc. (the “Company” or “Fermi”) issued a press release regarding the preliminary solicitation statement filed by its former Chief Executive Officer, Toby Neugebauer. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference. The information in this Item 7.01, including the exhibit attached as Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference to such disclosure in this Form 8-K in such a filing.

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K which are not historical facts, such as those relating to future events, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Fermi undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise. Investors should consult further disclosures and risk factors included in our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, the Registration Statement on Form S-8 and other documents filed from time to time with the U.S. Securities and Exchange Commission (the “SEC”) by Fermi.

Additional Information and Where to Find It

To the extent required, Fermi intends to file with the SEC a definitive proxy statement on Schedule 14A, containing a form of WHITE proxy card, with respect to its solicitation of proxies for any future meeting of the shareholders.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY AND IN THEIR ENTIRETY ANY SUCH PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) FILED BY FERMI AND ANY OTHER RELEVANT DOCUMENTS TO BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ANY SOLICITATION.

Investors and security holders may obtain copies of these documents and other documents filed with the SEC by Fermi free of charge through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by Fermi are also available free of charge by accessing Fermi’s website at www.fermiamerica.com.

Participants in the Solicitation

Fermi, its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies with respect to a solicitation by Fermi. Information about Fermi’s executive officers and directors is available in Fermi’s Annual Report on Form 10-K/A (the “Form 10-K/A”) for the year ended December 31, 2025, filed with the SEC on April 30, 2026. To the extent holdings by our directors and executive officers of Fermi securities reported in the Form 10-K/A have changed, such changes have been or will be reflected on Statements of Change in Ownership on Forms 3, 4 or 5 filed with the SEC. These documents are available free of charge at the SEC’s website at www.sec.gov. Copies of the documents filed by Fermi are also available free of charge by accessing Fermi’s website at www.fermiamerica.com.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release dated May 5, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FERMI INC.

Date: May 6, 2026	By:	/s/ George Wentz
	Name:	George Wentz
	Title:	General Counsel

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